Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

I, Sean Bagan, the President and Chief Executive Officer of Helios Technologies (the “Company”), certify that (i) the Quarterly Report on Form 10-Q for the Company for the quarter ended July 4, 2026 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2026

/s/ Sean Bagan
Sean Bagan President and Chief Executive Officer
(Principal Executive Officer)